UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2012, MedAssets, Inc. (the “Company”) entered into a Credit Agreement with the banks and other financial institutions named therein (the “Lenders”), JPMorgan Chase Bank, N.A., acting as administrative agent and collateral agent for the Lenders and letter of credit issuer, and Bank of America, N.A., acting as swing line lender (the “Credit Agreement”). The Credit Agreement consists of a (i) five-year $250 million senior secured term A loan facility (the “Term A Facility”), (ii) a seven-year $300 million senior secured term B loan facility (the “Term B Facility”; and collectively with the Term A Facility, the “Term Loan Facility”), and (iii) a five-year $200 million senior secured revolving credit facility (the “Revolving Credit Facility”), including a letter of credit sub-facility of $25 million and a swing line sub-facility of $25 million.

The borrowings under the Term Loan Facility were made in a single draw on December 13, 2012. Amounts borrowed under the Term Loan Facility that are prepaid may not be reborrowed. Proceeds of borrowing under the Credit Agreement were used to refinance the Company’s existing credit facility. The Revolving Credit Facility is available for working capital and other general corporate purposes at any time prior to the final maturity thereof. Borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions precedent. Amounts repaid under the Revolving Credit Facility may be reborrowed.

The Credit Agreement permits the Company, subject to the satisfaction of certain conditions and obtaining commitments, to add one or more incremental term loan facilities, increase the aggregate commitments under the Revolving Credit Facility or add one or more incremental revolving credit facility tranches in an aggregate amount of up to $200 million, which may have the same guarantees, and be secured on a pari passu basis by the same collateral, as the senior secured term loans and the senior secured revolving credit loans.

The interest rates per annum applicable to loans (other than swing line loans) under the Credit Agreement are, at the Company’s option, equal to either (i) a eurodollar rate for one-, two-, three- six-, or if agreed to by all relevant lenders, nine- or twelve-month interest periods or (ii) an alternate base rate, in each case, plus an applicable margin of (x) with respect to loans under the Term B Facility, (A) 2.75% for eurodollar loans and (B) 1.75% for alternate base rate loans, and (y) with respect to loans under the Term A Facility and Revolving Credit Facility, in each case subject to the Company’s leverage ratio, (A) 2.25%-2.50% for eurodollar loans and (B) 1.25%-1.50% for base rate loans. Interest rates per annum applicable to swing line loans are equal to the alternate base rate plus an applicable margin.

The eurodollar rate is determined by reference to the London inter-bank offer rate, which is the settlement rate established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which the lenders are subject. The eurodollar rate includes statutory reserves. The eurodollar rate for loans under the Term B Facility is subject to a floor of 1.25%. The alternate base rate for loans under the Term B Facility is subject to a floor of 2.25%. The alternate base rate is the highest of (i) the prime commercial lender rate published by the Wall Street Journal as the “prime rate”, (ii) the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York plus one-half of 1% and (iii) the eurodollar rate for a one-month interest period plus 1%. The alternate base rate is subject to a minimum percentage equal to the minimum percentage for the eurodollar rate plus 1%.

The loans under the Term A Facility amortize in quarterly installments of (i) $3,125,000 each during 2013 and 2014, (ii) $4,687,500 during 2015, and (iii) $6,250,000 during 2016 through September 2017, with the balance payable on the fifth anniversary of December 13, 2012. The loans under the Term B Facility amortize in equal quarterly installments of $750,000 each, with the balance payable on the seventh anniversary of December 13, 2012. The Term B Facility matures on December 13, 2019; provided that the facility will mature in full on May 15, 2018 if the outstanding senior notes of the Company have not been repaid or refinanced in full by such date.

Loans under the Credit Agreement must be prepaid under certain circumstances, including with proceeds from certain post-closing debt issuances, asset sales and a portion of excess cash flow. Loans under the Credit Agreement may be voluntarily prepaid at any time, subject to customary LIBOR breakage costs.

All of the Company’s obligations under the Credit Agreement are unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized wholly-owned restricted subsidiaries, except that the following subsidiaries do not and will not provide guarantees: (a) unrestricted subsidiaries, (b) subsidiaries with tangible assets and revenues each having a value of less than 2.5% of the consolidated tangible assets and consolidated revenues of the Company (provided that all such immaterial subsidiaries, on a consolidated basis, shall not account for more than 5.0% of the consolidated EBITDA of the Company), (c) any subsidiary prohibited by applicable law, rule or regulation from providing a guarantee or which would require governmental (including regulatory) consent or approval or which would result in adverse tax consequences and (d) not-for-profit subsidiaries.

All of the Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s assets and the assets of each guarantor (subject to certain exceptions), including, but not limited to (1) a perfected pledge of all of the equity securities of each direct wholly owned restricted subsidiary of the Company and of each subsidiary guarantor (which pledge, in the case of any foreign subsidiary, is limited to

65% of the equity securities of such foreign subsidiary) and (2) perfected security interests in, and mortgages on, substantially all tangible and intangible personal property and material fee-owned real property of the Company and each subsidiary guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles (including contract rights), investment property, intellectual property, material fee-owned real property, material intercompany notes and proceeds of the foregoing).

The Credit Agreement contains certain customary negative covenants, including limitations on the incurrence of debt, limitations on liens, limitations on fundamental changes, limitations on asset sales and sale leasebacks, limitations on investments, limitations on dividends or distributions on, or redemptions of, equity interests, limitations on prepayments or redemptions of unsecured or subordinated debt, limitations on negative pledge clauses, limitations on transactions with affiliates and limitations on changes to the Company’s fiscal year. The Credit Agreement also includes maintenance covenants of maximum ratios of consolidated total indebtedness (subject to certain adjustments) to consolidated EBITDA (subject to certain adjustments) and minimum cash interest coverage ratios. The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of insolvency or bankruptcy, material judgments, certain events under ERISA, actual or asserted failures of any guaranty or security document supporting the Credit Agreement to be in full force and effect and changes of control.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 13, 2012, among MedAssets, Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer; Bank of America, N.A., as Swing Line Lender; J.P. Morgan Securities LLC, Barclays Bank PLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Suntrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners; Deutsche Bank Securities Inc., as Syndication Agent; and Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Suntrust Bank, Raymond James Bank, FSB and Fifth Third Bank, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

December 18, 2012	By:	/s/ Charles O. Garner
	Name:	Charles O. Garner

	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 13, 2012, among MedAssets, Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer; Bank of America, N.A., as Swing Line Lender; J.P. Morgan Securities LLC, Barclays Bank PLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Suntrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners; Deutsche Bank Securities Inc., as Syndication Agent; and Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Suntrust Bank, Raymond James Bank, FSB and Fifth Third Bank, as Co-Documentation Agents.